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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of OMNIS Technology Corporation on Form S-8 of our report dated May 22, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph concerning certain factors which raise substantial doubt about the Company's ability to continue as a going concern included in the Annual Report on Form 10-KSB for the year ended March 31, 1998).



DELOITTE & TOUCHE LLP

San Jose, California
September 16, 1998